As filed with the Securities and Exchange Commission on February 18, 1994
                                               Registration No. 33-_____________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                          MORRISON KNUDSEN CORPORATION
             (Exact name of registrant as specified in its charter)
               Delaware                                82-0393735
     (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

           Morrison Knudsen Plaza, Boise, Idaho 83729 (208) 386-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                DAVID A. CHANNER
                            Associate General Counsel
                          Morrison Knudsen Corporation
           Morrison Knudsen Plaza, Boise, Idaho  83729  (208) 386-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
_____

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    X
                                ------

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                     Proposed        Proposed
                                     maximum         maximum
Title of each class      Amount      offering        aggregate    Amount of
of securities            to be       price per       offering     registration
to be registered         registered  share (1)       price (1)    fee
- --------------------------------------------------------------------------------

Common Stock, par value
$1.66-2/3 per share ...  848,252     $ 24.8125    $ 21,047,252.72   $7,257.72
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low reported sale prices per share of the Company's Common Stock on the New York Stock Exchange on February 14,
     1994.                         __________

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to Completion, Dated February 18, 1994

                          MORRISON KNUDSEN CORPORATION

                                  Common Stock

                         ------------------------------


  This Prospectus relates to 848,252 shares (the "Shares") of Common Stock, par value $1.66- 2/3 per share ("Common Stock") of Morrison Knudsen Corporation, a Delaware corporation (the "Company") which may be offered and sold by the selling stockholders named herein (the "Selling Stockholders") pursuant to this Prospectus from time to time. The Shares were acquired from the Company under certain agreements more particularly described herein under the heading "Recent Developments." The Company will receive no part of the proceeds from the sale of the Shares.


  The distribution of the Shares by the Selling Stockholders shall be effected directly by means of ordinary brokers' transactions or, in cash or exchange transactions, to one or more institutional purchasers or through sales agents in one or more transactions by means of ordinary brokers' transactions, block transactions (which may involve crosses) on the New York Stock Exchange or the Pacific Stock Exchange, or fixed price offerings, exchange distributions or special offerings in accordance with the applicable rules at prices acceptable to the Selling Stockholders. See "Plan of Distribution." The Company will pay the expenses of registration of the Shares. The Selling Stockholders will pay all fees and expenses of their own legal counsel and accountants and all commissions or transfer taxes, if any. The Company has agreed to indemnify certain of the Selling Stockholders (more particularly described herein as "The Touchstone Principals" under the heading "Selling Stockholders") against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders."


  The Shares are traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol MRN.

                         ------------------------------


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is            , 1994
                                               -----------
                          -----------------------------

                              AVAILABLE INFORMATION


  Morrison Knudsen Corporation (the "Company") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Room 3190, 230 South Dearborn Street, Chicago, Illinois 60604 and Room 1228, 75 Park Place, New York, New York 10007. Copies of such materials can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference.

  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992;

  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993;

  3. The Company's Current Reports on Form 8-K dated February 5, 1993, February 11, 1993, May 14, 1993 and August 31, 1993, October 15, 1993,
October 19, 1993, November 5, 1993, December 9, 1993, December 15, 1993, January 10, 1994, January 31, 1994 and February 8, 1994;

  4. The description of the Common Stock contained in "Business to be Transacted - 2. Plan of Reorganization - Holding Company Common" in the Company's Proxy Statement/Prospectus dated March 5, 1985, which is filed as
Exhibit 28.4 to the Company's Registration Statement on Form 8-B filed pursuant to Section 12(b) of the Exchange Act, dated May 6, 1985;

  5. The description of the Company's Common Stock Purchase Rights under the Company's Stockholder Rights Plan contained under the caption "Description of Capital Stock-Stockholder Rights Plan" (in the Company's Registration Statement on Form S-3 (No. 33-33934) filed with the Commission on March 26,
1990); and

  6. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Morrison Knudsen Corporation, Morrison Knudsen Plaza, Boise, Idaho 83729,
Attention: Ms. Suzanne M. Bowman, telephone (208) 386-5000.


                                   THE COMPANY

  Morrison Knudsen Corporation is a worldwide organization involved in a broad range of construction, engineering, mining and manufacturing services. The Company provides design, engineering, construction, procurement and project management services, and environmental evaluation and hazardous waste remediation services, for its private and public sector clients. The Company operates coal and lignite mines under long-term contracts and holds equity interests in some of the mines that it operates. It also rebuilds transit rail cars and locomotives and builds new transit rail cars.

  Morrison Knudsen Corporation is a Delaware corporation headquartered in Boise, Idaho, and has been in business for approximately 80 years. Its principal executive offices are located at Morrison Knudsen Plaza, Boise, Idaho 83729, and its telephone number is (208)386-5000. As used in this Prospectus, the terms "Morrison Knudsen" and the "Company" mean Morrison Knudsen Corporation and its consolidated subsidiaries, unless the context indicates otherwise.

                              SELLING STOCKHOLDERS

  The 848,252 Shares being registered are to be offered for the accounts of Richard J. Clark, Dennis E. Clark and Richard K. Clark (the "Clark Principals") and Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri (the "Touchstone Principals") (the Clark Principals and the Touchstone Principals collectively referred to herein as the "Selling Stockholders"). The Shares are comprised as follows:

     (A) 42,519 Shares delivered to the Clark Principals pursuant to the terms of a Share Exchange Agreement dated as of December 30, 1993, among the Clark Principals, the Company, Morrison Knudsen Corporation, an Ohio corporation ("MK-Ohio"), and Clark Industries, Inc., an Illinois corporation ("Clark"), (the "Clark Exchange Agreement"), pursuant to which the Company acquired Clark from the Clark Principals;

     (B)  4,725 Shares that were issued in the names of the Clark Principals and
delivered to   Key Trust Company of the West ("Escrow Agent"), pursuant to the terms of an irrevocable Deposit Escrow Agreement, dated as of December 30, 1993, among the Clark Principals, the Company, MK-Ohio and the Escrow Agent;

     (C) 31,008 Shares that were issued in the names of the Clark Principals pursuant to the terms of Non-Competition Agreements dated as of December 30, 1993, among each of the Clark Principals, Clark and the Company;

     (D) 648,000 Shares delivered to the Touchstone Principals pursuant to the terms of a Share Exchange Agreement dated as of January 31, 1994, among the Touchstone Principals, the Company, and Touchstone, Inc., a Tennessee
corporation ("Touchstone"), (the "Touchstone   Exchange Agreement"), pursuant to
which the Company acquired Touchstone from the Touchstone Principals;

     (E) 72,000 Shares that were issued in the names of the Touchstone Principals and delivered to Key Trust Company of the West ("Escrow Agent"), pursuant to the terms of an irrevocable Deposit Escrow Agreement, dated as of January 31, 1994, among the Touchstone Principals, the Company and the Escrow Agent; and

     (F) 50,000 Shares that were issued in the names of Theodore E. Nelson and Richard L. Jacobs pursuant to the terms of Non-Competition Agreements dated as of January 31, 1994, among each of Theodore E. Nelson and Richard L. Jacobs, Touchstone and the Company.

  Prior to closing of the Clark acquisition on December 30, 1993, the Clark Principals did not beneficially hold or own any shares of the Company's Common Stock. As of such closing, the Clark Principals beneficially owned less than 1% of the Company's outstanding shares of Common Stock.

  Prior to closing of the Touchstone acquisition on January 31, 1994, the Touchstone Principals did not beneficially hold or own any shares of the Company's Common Stock. As of such closing, the Touchstone Principals beneficially owned 2.3% of the Company's outstanding shares of Common Stock.

  As of the date of this Prospectus, the Selling Stockholders beneficially owned 2.6% of the Company's outstanding shares of Common Stock.

  All of the shares beneficially owned by the Selling Stockholders are being registered for offer and sale pursuant to this Prospectus. See "Recent Developments."


                              PLAN OF DISTRIBUTION

  The Shares may be offered and sold by the Selling Stockholders pursuant to this Prospectus from time to time directly by means of ordinary brokers' transactions or, in cash or exchange transactions, to one or more institutional purchasers or through sales agents by means of (i) ordinary brokers' transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange, the Pacific Stock Exchange, or any other exchange on which the Common Stock is traded (the "Exchanges"), in which the Selling Stockholders's agents may attempt to sell the Shares as agent but may position and resell all or a portion of the Shares as principal, (iii) "fixed price offerings" off the floor of the Exchanges or "exchange distributions" and "special offerings" of shares in accordance with the rules of the Exchanges, or (iv) a combination of any such methods of sale, in each case at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. If any sales agent of the Selling Stockholders purchases the Shares as principal, it may resell such shares by any of the methods of sale described above.

  If a "fixed price offering" of Shares off the floor of the Exchanges is made, a sales agent of the Selling Stockholders would purchase a block of shares from the Selling Stockholders and may form a group of dealers to participate in the resale of such shares. Any such transaction would be described in a prospectus or prospectus supplement filed pursuant to Rule 424 under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

CAPITAL STOCK

  The following statements with respect to the Company's capital stock are subject to the detailed provisions of the Company's Restated Certificate of Incorporation (the "Certificate") and By-laws, as amended (the "By-laws"), and to the Rights Plan (as defined below). These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate, the By-laws and the Rights Plan, which are incorporated by reference into this Prospectus.


  The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $1.66-2/3 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.10 per share (the "Preferred Stock"). As of September 30, 1993, 32,112,828 shares of Common Stock were issued and outstanding (excluding 508,899 shares held in treasury and including 661,138 unallocated shares of Common Stock in the Company's Employee Stock Ownership Plan Trust, which are accounted for as treasury stock). No shares of Preferred Stock are issued or outstanding.

COMMON STOCK

  The Common Stock does not have any conversion or preemptive rights or redemption or sinking fund provisions. The holders of Common Stock are entitled to one vote for each share held on all matters voted on by the stockholders generally, including the election of directors. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of Common Stock can elect 100% of the directors to be elected if they choose to do so (subject to the voting rights, if any, of any shares of Preferred Stock which may at the time be outstanding) and, in such event, the holders of the remaining shares of Common Stock would not be able to elect any directors.

  Holders of Common Stock are entitled to receive such dividends as the Board of Directors of the Company from time to time may declare out of funds legally available therefor. Subject to the rights of holders of any shares of Preferred Stock which might at the time be outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally in the balance of assets, if any, remaining after payment of all debts and liabilities.

PREFERRED STOCK

  The Preferred Stock is issuable in series by action of the Company's Board of Directors, which may fix the designations, relative powers (including voting powers), preferences and rights of shares to be included in any such series, and qualifications, limitations or restrictions thereof as permitted under the Delaware General Corporation Law. There currently are no shares of Preferred Stock outstanding. Although there currently are no plans to issue shares of Preferred Stock, it is contemplated that from time to time the Company may consider financing, acquisitions or other proposals involving the issuance or reservation of shares of Preferred Stock.

STOCKHOLDER RIGHTS PLAN

  On June 12, 1986, the Board of Directors of the Company declared a dividend of one common stock purchase right (a "Right") for each outstanding share of Common Stock to the holders of record on June 25, 1986 and authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding prior to the occurrence of certain terminating events. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price currently equal to $50, subject to adjustment (the "Purchase Price"). Upon the occurrence of certain events generally associated with an unsolicited takeover attempt of the Company or certain self-dealing transactions, the Rights (except for Rights held by an Acquiring Person (as defined)) will become exercisable and will cease to automatically trade with the Common Stock. Thereafter, upon the occurrence of certain further triggering events, each Right (except for Rights held by an Acquiring Person) will become exercisable, at the then-current exercise price of the Right, to purchase that number of shares of Common Stock having a market value of two times the exercise price of the Right.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become exercisable. The Company believes, however, that the Rights should neither affect any prospective offeror willing to negotiate with the Board of Directors of the Company nor interfere with any merger or other business combination approved by the Board of Directors of the Company because the Board of Directors may, at its option, redeem the Rights. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights.

CERTAIN PROVISIONS OF THE CERTIFICATE AND BY-LAWS

  The Certificate provides in Article Sixth that the number of directors shall be not less than three nor more than twenty and further provides for a classified Board of Directors with three-year staggered terms of office; however, the Certificate also provides that if at any time there is issued and outstanding a series of Preferred Stock, the holders of which have the right, voting separately as a class to elect one or more directors, the terms of office of the director or directors elected by such holders of Preferred Stock shall be for terms of one year. The affirmative vote of the holders of not less than 80% of the outstanding shares entitled to vote generally in the election of directors is required to amend, modify or repeal Article Sixth of the Certificate. Consequently, it could be more difficult to replace directors of the Company which could make more difficult and, therefore, less likely a takeover or change in management of the Company.

  The Certificate contains provisions relating to corporate governance. Briefly, those provisions include: (a) prohibiting stockholder action by written consent without a meeting, which provision may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 80% of the outstanding shares of the Company entitled to vote generally in the election of directors (Article Ninth) and (b) requiring satisfaction of certain minimum price criteria and certain procedures or alternatively approval by an affirmative 80% stockholder vote, in the case of certain business combinations with or initiated by an interested stockholder (defined to include, among others, a person who beneficially owns 10% or more of the outstanding stock of the Company), which provisions cannot be amended, modified or repealed without an 80% affirmative vote of the stockholders (Article Eighth).

  The Company has 100,000,000 authorized shares of Common Stock. Although it has no intention to do so, the Company's Board of Directors could cause the Company to issue, in one or more transactions, additional shares of Common Stock (within the limits imposed by applicable laws and the rules of the New York Stock Exchange to the extent that such rules may be observed by the Company) in amounts which could make more difficult and, therefore, less likely a takeover or change in management of the Company.

  The Company has 10,000,000 authorized shares of Preferred Stock which are issuable in series by action of the Company's Board of Directors, which may fix the voting powers, preferences, rights and other terms as permitted under the Delaware General Corporation Law. Although it currently has no intention to do so, the Company's Board of Directors could cause the Company to issue, in one or more transactions, Preferred Stock (within the limits imposed by applicable laws and the rules of the New York Stock Exchange to the extent that such rules may be observed by the Company) with voting rights (including rights as a class to elect additional directors) and other terms, provisions and rights which could make more difficult and, therefore, less likely a takeover or change in management of the Company.

  Any issuance of Common Stock or Preferred Stock could have the effect of diluting the earnings per share, book value per share and voting power of shares held by the Company's stockholders. For example, additional shares of Common Stock or shares of one or more series of Preferred Stock, or some combination thereof, could be issued (within the limits imposed by applicable laws and rules of the New York Stock Exchange to the extent that such rules may be observed by the Company) to one or more holders who, as a result of the issuance of such shares, would have sufficient voting power to assure that any proposed amendments to the Certificate, particularly amendments requiring an 80% stockholder vote for approval (including among others, any amendment to the provision for a classified Board of Directors, to the provision requiring satisfaction of certain minimum price criteria and certain procedures in order to effect certain business combinations, or to the provision denying stockholders the right to act by written consent without a meeting), would not receive the necessary stockholder vote required for such amendment. In addition, such shares could be privately placed with purchasers who might oppose a hostile takeover bid or (particularly if the Board authorized holders of a series of Preferred Stock to vote as a class, either separately or with the holders of Common Stock) to affect the outcome of any proposal for a merger of the Company or sale or exchange of assets by the Company or any other extraordinary corporate transaction. Consequently, although the Board of Directors has no present intention to issue additional shares of Common Stock or any shares of Preferred Stock for such purposes, the authorized but unissued shares of Common Stock and Preferred Stock would be available for such purposes. These provisions make it more difficult to effect a change in control of the Company or to obtain approval of any proposal to amend the Certificate or to effect certain mergers, asset sales or exchanges or other extraordinary corporate transactions which might be opposed by the incumbent Board of Directors.

  The By-laws of the Company contain provisions requiring that any stockholder desiring to bring an item of business before an annual meeting of stockholders or to nominate a person for election as a director must provide written notice thereof to the Company not less than 50 days nor more than 75 days prior to the meeting unless notice of the meeting is given less than 65 days in advance, in which case the stockholder's notice must be received not later than 15 days following the date on which notice of the meeting was given (Sections 4 and 12(b)). In addition, the By-laws provide that special meetings of the stockholders may be called only by the Chairman of the Board or by a majority of the Board of Directors (Section 9). These provisions make it more difficult for a stockholder to bring stockholder action not supported by management or to effect a change in management.

  The provisions of the Certificate and By-laws described above may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. Management has no knowledge of any specific effort to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. These provisions are designed to assist the Company in carrying out its long-term strategy for enhancement of stockholder value and to encourage persons interested in business combinations to negotiate with the Company. The Company has no present intention to adopt other anti-takeover measures, although it is possible that circumstances could arise which would cause the Company to do so.


                               RECENT DEVELOPMENTS

  The Shares were issued by the Company to the Selling Stockholders in connection with the acquisition of Clark Industries, Inc. ("Clark") and Touchstone, Inc. ("Touchstone") pursuant to the Clark Exchange Agreement and the Touchstone Exchange Agreement, respectively, and other related side agreements. As a result of such acquisitions, Clark became a wholly owned subsidiary of a wholly owned subsidiary of the Company and Touchstone became a wholly owned subsidiary of the Company. Clark, headquartered in Gilman, Illinois, is a leading manufacturer of cylinder heads, pistons and liner assemblies for railroad locomotives. Touchstone, headquartered in Jackson, Tennessee, is a leading supplier of new and remanufactured locomotive cooling systems. See "Selling Stockholders."


                                  LEGAL MATTERS

  The validity of the Common Stock offered by this Prospectus will be passed upon for the Company by David A. Channer, Associate General Counsel to the Company.


                                     EXPERTS

  The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992, have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the Company's method of accounting for post-retirement health care costs in 1992 to conform with Statement of Financial Accounting Standards No. 106), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The registrant estimates that expenses in connection with the offering described in the Registration Statement will be as follows:



     Item                                                        Amount
     ----                                                        ------

     Securities and Exchange Commission Registration Fee         $ 7,258
     Printing and Engraving Expenses                                 200
     Accountants' Fees and Expenses                                2,000
     Legal Fees and Expenses                                       5,000
     Miscellaneous                                                    542
                                                                  -------
     Total                                                       $ 15,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper."

     The Company's Restated Certificate of Incorporation, Article Eleventh, provides that each person who is or was or who had agreed to become a director or officer of the Company or who had agreed at the request of the Company's Board of Directors or an officer of the Company to serve as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company to the full extent permitted by the DGCL or any other applicable laws. Such article also provides that the Company may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Article Eleventh, and that no amendment or repeal of Article Eleventh shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

     Section 45 of the Company's by-laws provides that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer, or employee of the Company or any predecessor of the Company or serves or served any other enterprise as a director, officer or employee at the request of the Company or any predecessor of the Company.

     The Company has entered into indemnification agreements with its directors and certain of its officers.

     The Company has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.


ITEM 16.  EXHIBITS.

     4.1       Restated Certificate of Incorporation of the Registrant (filed as
               Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-55402) filed on December 4, 1992, and incorporated herein by reference).

     4.2       Restated By-laws of the Registrant, as amended (filed as Exhibit
               3.2 to Form 10-K Annual Report for the year ended December 31, 1992, and incorporated herein by reference).

     4.3 Specimen Common Stock Certificate (filed as Exhibit 4.5 to the Company's Registration Statement on Form S-3 (No. 33-40502) filed on May 10, 1991 and incorporated herein by reference).

     4.4 Rights Agreement dated as of June 12, 1986 (the "Rights Agreement") between the Company and Chemical Trust Company of California as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on June 23, 1986, and incorporated herein by reference), and Amendment to the Rights Agreement dated July 7, 1988 (filed as Exhibit 3 to the Company's Current Report on Form 8-K dated July 7, 1988, and incorporated herein by reference).

     4.5* Share Exchange Agreement dated as of December 30, 1993, among Richard J. Clark, Dennis E. Clark and Richard K. Clark, the Company, Morrison Knudsen Corporation, an Ohio corporation, and Clark Industries, Inc.

     4.6* Share Exchange Agreement dated as of January 31, 1994, among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri, the Company and Touchstone, Inc.

     5.1*      Opinion of David A. Channer, Associate General Counsel to the
               Company.

     23.1*     Consent of David A. Channer (included in Exhibit 5.1).

     23.2*     Consent of Deloitte & Touche.

     24.1* Powers of Attorney of certain Directors and Officers of the Company (Ms. Peden, Messrs. Agee, Arrillaga, Fox, Gorman, Hemmeter, Howland, Lynch, McCabe, Roche, Rogers, Sarsten and Ueberroth).

    *     Filed herewith.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on February 18, 1994.

                              MORRISON KNUDSEN CORPORATION

                                  /s/  Stephen G. Hanks
                              By:
                                 ---------------------------------
                                 Stephen G. Hanks
                                 Executive Vice President -
                                 Administration and Finance


     Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.


   Signature                      Title                        Date
   ---------                      -----                        ----

WILLIAM J. AGEE  *        Chairman and Chief Executive   February 18, 1994
- ----------------------    Officer (Principal Executive
  (William J. Agee)       Officer and Director)

EDMUND J. GORMAN *        Senior Vice President and      February 18, 1994
- ----------------------    Chief Financial Officer
  (Edmund J. Gorman)      (Principal Financial Officer)

MARK E. HOWLAND*          Controller                     February 18, 1994
- ----------------------    (Principal Accounting Officer)
  (Mark E. Howland)

  JOHN ARRILLAGA  *       Director                       February 18, 1994
- ----------------------
  (John Arrillaga)

                          Director
- ----------------------                                   -----------------
  (Zbigniew Brzezinski)

LINDSAY E. FOX  *         Director                       February 18, 1994
- ----------------------
  (Lindsay E. Fox)

C. B. HEMMETER *          Director                       February 18, 1994
- ----------------------
  (C. B. Hemmeter)

 PETER S. LYNCH *         Director                       February 18, 1994
- ----------------------
  (Peter S. Lynch)

ROBERT A. McCABE  *       Director                       February 18, 1994
- ----------------------
  (Robert A. McCabe)

 IRENE C. PEDEN  *        Director                       February 18, 1994
- ----------------------
  (Irene C. Peden)

GERARD R. ROCHE *         Director                       February 18, 1994
- ----------------------
  (Gerard R. Roche)

JOHN W. ROGERS, JR. *     Director                       February 18, 1994
- ----------------------
  (John W. Rogers, Jr.)

GUNNAR E. SARSTEN *       Director                       February 18, 1994
- ----------------------
  (Gunnar E. Sarsten)

PETER V. UEBERROTH *      Director                       February 18, 1994
- ----------------------
  (Peter V. Ueberroth)


     * Stephen G. Hanks, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named officers and directors of Morrison Knudsen Corporation on this 18th day of February, 1994, pursuant to powers of attorney executed on behalf of each such officer and director.

        /s/  Stephen G. Hanks
By:
     -------------------------------------------
     Stephen G. Hanks
     Attorney-in-Fact

                                  EXHIBIT INDEX
                                                                      SEQUENTIAL
NUMBER AND DESCRIPTION OF EXHIBIT                                    PAGE NUMBER
- ---------------------------------                                    -----------


4.1       Restated Certificate of Incorporation of the Registrant
          (filed as Exhibit 4.1 to the Company's Registration
          Statement on Form S-3 (No. 33-55402) filed on December 4, 1992, and incorporated herein by reference).

4.2 Restated By-laws of the Registrant, as amended (filed as Exhibit 3.2 to Form 10-K Annual Report for the year ended December 31, 1992, and incorporated herein by reference).

4.3 Specimen Common Stock Certificate (filed as Exhibit 4.5 to the Company's Registration Statement on Form S-3 (No. 33-40502) filed on May 10, 1991 and incorporated herein by reference).

4.4 Rights Agreement dated as of June 12, 1986 (the "Rights Agreement") between the Company and Chemical Trust Company of California as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on June 23, 1986, and incorporated herein by reference), and Amendment to the Rights Agreement dated July 7, 1988 (filed as Exhibit 3 to the Company's Current Report on Form 8-K dated July 7, 1988, and incorporated herein by reference).

4.5* Share Exchange Agreement dated as of December 30, 1993, among Richard J. Clark, Dennis E. Clark and Richard K.
          Clark, the Company, Morrison Knudsen Corporation, an Ohio corporation, and Clark Industries, Inc.

4.6* Share Exchange Agreement dated as of January 31, 1994, among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri, the Company and Touchstone, Inc.

5.1* Opinion of David A. Channer, Associate General Counsel to the Company.

23.1*     Consent of David A. Channer (included in Exhibit 5.1).

23.2*     Consent of Deloitte & Touche.

24.1* Powers of Attorney of certain Directors and Officers of the Company (Ms. Peden, Messrs. Agee, Arrillaga, Fox, Gorman, Hemmeter, Howland, Lynch, McCabe, Roche, Rogers, Sarsten and Ueberroth).

_______________________
*    Filed herewith.